Exhibit 99.1

L BRANDS REPORTS FIRST QUARTER 2014 EARNINGS

- PROVIDES SECOND QUARTER AND UPDATES FULL
YEAR 2014 EARNINGS GUIDANCE -

Columbus, Ohio, May 21, 2014 - L Brands, Inc. (NYSE: LB) today reported 2014 first quarter results.

First Quarter Results
Earnings per share for the first quarter ended May 3, 2014, increased 10% to $0.53 compared to $0.48 for the quarter ended May 4, 2013. First quarter operating income was $336.1 million compared to $311.2 million last year, and net income was $157.0 million compared to $142.5 million last year.

The company reported net sales of $2.391 billion for the 13 weeks ended May 3, 2014, an increase of 5% compared to sales of $2.268 billion for the 13 weeks ended May 4, 2013. Comparable stores sales increased 2% for the 13 weeks ended May 3, 2014.

2014 Outlook
The company stated that it expects 2014 second quarter earnings per share to be $0.57 to $0.62 compared to earnings per share of $0.61 per share last year.

For 2014, the company expects earnings per share of $3.00 to $3.15 versus its previous guidance of $3.00 to $3.20. The updated guidance reflects an estimated negative impact of about $0.10 to $0.12 related to the exit of certain non-core categories in the Victoria’s Secret direct and beauty businesses to allow the brand to focus on faster growing, more profitable product lines.

Earnings Call Information
L Brands will conduct its first quarter earnings call at 9:15 a.m. Eastern on May 22. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-639-7583 (international replay number: 1-706-902-3452) or log onto www.LB.com. Additional first quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,923 company-owned specialty stores in the United States, Canada and the United Kingdom and its brands are sold in about 600 franchised additional locations world-wide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2013 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FIRST QUARTER 2014

Comparable Store Sales Increase (Decrease):

	First Quarter 2014	First Quarter 2013

Victoria's Secret[1]	2%	3%
Bath & Body Works[1]	2%	3%
L Brands	2%	3%
Victoria's Secret Direct Sales	0%	(6%)

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	First Quarter 2014	First Quarter 2013

Victoria's Secret Stores[1]	$1,245.3	$1,184.6
Victoria's Secret Direct	358.3	359.1
Total Victoria's Secret	$1,603.6	$1,543.7
Bath & Body Works[1]	$530.2	$517.1
Bath & Body Works Direct	51.4	43.7
Total Bath & Body Works	$581.6	$560.8
VSS & BBW International[2]	$71.0	$40.4
Other	$135.0	$123.1
L Brands	$2,391.2	$2,268.0

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 5/3/14

Victoria's Secret U.S.	977	1	(2)	976
PINK U.S.	83	6	—	89
Victoria's Secret Canada	24	1	—	25
PINK Canada	10	—	—	10
Total Victoria's Secret	1,094	8	(2)	1,100

Bath & Body Works U.S.	1,559	1	(7)	1,553
Bath & Body Works Canada	79	3	(1)	81
Total Bath & Body Works	1,638	4	(8)	1,634

Victoria's Secret U.K.	5	2	—	7
Henri Bendel	29	—	—	29
La Senza Canada	157	—	(4)	153
Total L Brands	2,923	14	(14)	2,923

Total Franchise Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 5/3/14

Victoria's Secret Beauty & Accessories	198	13	(2)	209
VS International (Full Assortment)	4	2	—	6
BBW International	55	4	—	59
La Senza International	331	—	(3)	328
Total Franchise	588	19	(5)	602

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED MAY 3, 2014 AND MAY 4, 2013
(Unaudited)
(In millions except per share amounts)
				%
			Increase	Increase
	2014	2013	(Decrease)	(Decrease)
Net Sales	$2,391.2	$2,268.0	$123.2	5%
Comparable Store Sales	2%	3%

Gross Profit	982.1	941.4	40.7	4%
% of Sales	41.1%	41.5%	(40 bp's)

General, Administrative and Store Operating Expenses	646.0	630.2	15.8	2%
% of Sales	27.0%	27.8%	80 bp's

Operating Income	336.1	311.2	24.9	8%
% of Sales	14.1%	13.7%	40 bp's

Interest Expense and Other	80.7	76.4	4.3	6%

Income Before Income Taxes	255.4	234.8	20.6	9%

Provision for Income Taxes	98.5	92.3	6.2	7%
% of Pre-Tax Income	38.5%	39.3%

Net Income	$156.9	$142.5	14.4	10%
% of Sales	6.6%	6.3%	30 bp's

Net Income Per Diluted Share	$0.53	$0.48	0.05	10%

Weighted Average Shares Outstanding	297.3	295.2

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com